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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 28, 2000, relating to the seed balance sheet of SEI Insurance Products Trust, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Statements" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 13, 2000